Exhibit 12.1

March 9, 2022

Board of Directors

Energy Exploration Technologies, Inc.

Dorado, Puerto Rico 00646

Re:	Offering Circular on Form 1-A

Dear Board Members:

You have requested our opinion with respect to certain matters in connection with the filing by Energy Exploration Technologies, Inc. (the “Company”), of an Offering Circular on Form 1-A (as amended or supplemented, the “Offering Circular”) with the Securities and Exchange Commission (the “Commission”). The Offering Circular is filed pursuant to Regulation A under the Securities Act of 1933, as amended (the “Act”).

This opinion is submitted pursuant to the applicable rules of the Commission in connection with the qualification of the Offering Circular and the offering by the Company of up to 12,274,959 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, as described in the Offering Circular. In rendering our opinion, we are relying on local counsel in Puerto Rico as to matters related to the corporate laws of the Commonwealth of Puerto Rico, which opinion is annexed hereto as Annex A.

In connection with this opinion, and in reliance on local counsel in Puerto Rico as to matters related to the corporate laws of the Commonwealth of Puerto Rico we have examined and relied upon in conjunction with the opinion of local counsel, original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Shares; (c) the Offering Circular and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Shares were or are to be issued. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Based upon and subject to and limited by the foregoing, we are of the opinion that when the Offering Circular has been qualified by order of the Commission, the Shares, when issued and sold in accordance with the terms and conditions contemplated by and upon the terms and conditions set forth in the Offering Circular and that certain Subscription Agreement, a form which is attached to the Offering Circular as Exhibit 4.1, and upon receipt by the Company of the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and we express no opinion as to the effect of the laws of any other jurisdiction.

This opinion has been prepared for use in connection with the Offering Circular, and this opinion may not be relied upon for any other purpose without our express written consent. Our opinion expressed herein is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein.

GREENBERG TRAURIG, P.A. ∎ ATTORNEYS AT LAW ∎ WWW.GTLAW.COM

401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, Florida 33301

Energy Exploration Technologies, Inc.

March 9, 2022

We hereby consent to the filing of this opinion as an exhibit to the Offering Circular. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.

GREENBERG TRAURIG, P.A. ∎ ATTORNEYS AT LAW ∎ WWW.GTLAW.COM

401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, Florida 33301

ANNEX A

March 9, 2022

Board of Directors

Energy Exploration Technologies, Inc.

Dorado, Puerto Rico 00646

Re:	Energy Exploration Technologies, Inc.

Dear Board Members:

We have acted as counsel to Energy Exploration Technologies, Inc. (the “Company”), in connection with certain corporate organization filings with the Puerto Rico Department of State.

You have requested our opinion with respect to the issuance by Energy Exploration Technologies, Inc. (the “Company”), of up to 12,274,959 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, as described in an Offering Circular on Form 1-A (the “Offering Circular”), a draft form of which was received by us, to be submitted by the Company with the U.S. Securities and Exchange Commission (the “Commission”) for qualification of the Offering Circular and the offering by the Company. The Offering Circular is filed pursuant to Regulation A under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Third Amended and Restated Certificate of Incorporation, as amended as of November 17, 2021, and Bylaws dated as of December 18, 2018, of the Company; (b) Unanimous Written Consent of the Board of Directors of the Company dated March 9, 2022 authorizing the issuance of the Shares (“Officer Certificate”); (c) a form of the Offering Circular dated March 9, 2022 and of the Subscription Agreement related to this Offering, a form of which will be attached to said Offering Circular; (collectively “Documents Reviewed”); and (d) applicable provisions of the corporate laws of Puerto Rico and published judicial interpretations thereof. In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies, and that were a Document Reviewed has been examined by us in draft form, it will be executed and/or filed in the form of that draft, with such updates and amendments as securities counsel for the Company may advice for such grammatical errors pointed out by us to securities counsel. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. We have also relied on and assumed as true and complete the factual statements included in the Officer Certificate, or comparable documents of public officials and of officers and representatives of the Company; that the authorization and issuance of the Shares will be or has been duly approved by all corporate action necessary to approve the same; that the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and that the approvals and consents obtained electronically are maintained by the Company in compliance with the provisions of the Puerto Rico General Corporation and related applicable state and federal laws governing electronic signatures and transactions.

Based upon and subject to and limited by the foregoing, and the qualifications, assumptions, and limitations stated herein, we are of the opinion that when the Offering Circular has been qualified by order of the Commission, the Shares, when issued and sold in accordance with the terms and conditions contemplated by and upon the terms and conditions set forth in the Offering Circular and that certain Subscription Agreement, and upon receipt and acceptance by the Company of the executed Subscription

Agreement and the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable. When we describe the Common Shares as being “non-assessable” we mean that no further sums are payable with respect to the issue of such shares.

The foregoing opinion is limited to the Puerto Rico General Corporation Law, and we express no opinion as to the effect of the laws of any other jurisdiction, including securities laws. The foregoing reference to the Puerto Rico General Corporation Law includes the statutory provisions and also all reported judicial decisions interpreting such laws. We have not reviewed documents governing the authorization and issuance of currently outstanding shares of the Company or potential issuance of shares such as warrant agreements, option plans, equity incentives plans of the Company or conversion rights of existing preferred stock of the Company (“Existing Shares”), and accordingly, we express no opinion as to the Existing Shares. We are not aware of and have not reviewed any amendment or other modification to the Documents Reviewed, and accordingly, we express no opinion as to any such amendment or modification. We have not independently verified the accuracy of the Offering Document and we express no view with regard to the conveyance to investors of the Offering Document and other required disclosures to investors.

This opinion has been prepared for use by the Company to provide to Greenberg Traurig, LLP in connection with Greenberg Traurig’s opinion letter, as the Company’s securities counsel, submitted in connection with the qualification of the Offering Circular by the Commission, and this opinion may not be relied upon for any other purpose without our express written consent. Our opinion expressed herein is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Global Economic Optimization LLC

/s/ Giovanni Mendez Feliciano

Giovanni Mendez Feliciano, ESQ.

Executive Director